EXHIBIT 99.1

NERDWALLET REPORTS SECOND QUARTER 2024 RESULTS
Revenue of $150.6 million, Up 5% Year-Over-Year

FINANCIAL HIGHLIGHTS
•Revenue of $150.6 million
•GAAP loss from operations of $9.6 million
•GAAP net loss of $9.4 million or $0.12 loss per diluted share
•Non-GAAP operating loss of $2.7 million
•Adjusted EBITDA of $14.3 million
SAN FRANCISCO, CA—July 31, 2024—NerdWallet, Inc. (Nasdaq: NRDS), which provides trustworthy financial guidance to consumers and small and mid-sized businesses (SMBs), today reported financial results for its second quarter ended June 30, 2024.
“This quarter we met our topline expectations, delivering revenue of $151 million, up five percent year-over-year, even as we hit an air pocket as banking decelerated, but we fell short of our guidance for non-GAAP operating income due to unexpected headwinds in organic search traffic,” said Tim Chen, Co-Founder and Chief Executive Officer of NerdWallet. “We are seeing early signs of recovery and continue to believe we have a path to achieving our mid- and long-term targets we issued in March of this year as the insurance market normalizes and the lending environment loosens. At the same time, we remain focused on efficiency and will be investing more in our most important long-term strategic priorities, including vertical integration and our paid membership offerings.”

SECOND QUARTER 2024 HIGHLIGHTS
As previously announced, effective with the fourth quarter of 2023, we present SMB products (previously included in Other verticals) as a separate revenue product category. Additionally, our historical Other verticals product category, exclusive of SMB products, is renamed Emerging verticals. Comparative amounts have been reclassified to conform to the presentation for the three months ended June 30, 2024.
•Credit cards revenue of $46.1 million decreased 10% year-over-year, primarily due to reduced marketing spending by our financial services partners amidst a combination of continued cautious underwriting and heightened balance sheet conservatism.
•Loans revenue of $21.7 million was down 6% year-over-year, primarily due to a decrease in personal loans as we lap a difficult comparison period and continue to work through a tight underwriting environment while improving our near-prime matching and partner coverage, partially offset by growth in student loans and mortgages.
•SMB products revenue of $26.1 million was up 10% year-over-year, primarily driven by revenue growth in business credit cards and loan renewals, partially offset by a decrease in business loan originations.
•Emerging verticals revenue, previously named Other verticals, of $56.7 million was up 25% year-over-year, as significant growth in insurance products was partially offset by a decrease in banking products.
•We had 23 million average Monthly Unique Users (MUUs), which was up 7% year-over-year. We saw strong engagement in areas such as travel products, investing and insurance.

SUMMARY FINANCIAL RESULTS

	Quarter Ended		% Change	Quarter Ended	% Change
	Jun 30,	Jun 30,		Mar 31,
(in millions, except per share amounts)	2024	2023	YoY	2024	QoQ
Revenue	$150.6	$143.3	5%	$161.9	(7%)
Credit cards(1)	46.1	51.2	(10%)	50.0	(8%)
Loans(2)	21.7	23.1	(6%)	21.4	1%
SMB products(3)	26.1	23.7	10%	30.4	(14%)
Emerging verticals(4)	56.7	45.3	25%	60.1	(6%)

Income (loss) from operations	$(9.6)	$(4.2)	129%	$3.7	NM
Net income (loss)	$(9.4)	$(10.7)	(12%)	$1.1	NM

Net income (loss) per share
Basic	$(0.12)	$(0.14)	(14%)	$0.01	NM
Diluted	$(0.12)	$(0.14)	(14%)	$0.01	NM

Non-GAAP financial measures(5)
Non-GAAP operating income (loss)	$(2.7)	$0.5	NM	$10.6	NM
Adjusted EBITDA	$14.3	$20.7	(31%)	$25.5	(44%)

Cash and cash equivalents	$113.8	$67.1	70%	$110.9	3%
Average Monthly Unique Users(6)	23	22	7%	29	(20%)
______________
(1)    Credit cards revenue consists of revenue from consumer credit cards.
(2)    Loans revenue includes revenue from personal loans, mortgages, student loans and auto loans.
(3)    SMB products revenue includes revenue from loans, credit cards and other financial products and services intended for small and mid-sized businesses.
(4)    Emerging verticals revenue includes revenue from other product sources, including banking, insurance, investing and international.
(5)    Non-GAAP operating income (loss) and adjusted EBITDA are non-GAAP measures. See “Non-GAAP Financial Measures” for more information.
(6)    We define a Monthly Unique User as a unique user with at least one session in a given month as determined by unique device identifiers.
QUARTERLY CONFERENCE CALL
A conference call to discuss NerdWallet’s second quarter 2024 financial results will be webcast live today, July 31, 2024 at 1:30 PM Pacific Time (PT). The live webcast is open to the public and will be available on NerdWallet’s investor relations website at https://investors.nerdwallet.com. Following completion of the call, a recorded replay of the webcast will be available on NerdWallet’s investor relations website.
SHAREHOLDER LETTER
A shareholder letter providing additional information and analysis can be found at NerdWallet’s investor relations website at https://investors.nerdwallet.com.

RESTRUCTURING PLAN
On July 30, 2024, NerdWallet, Inc. (NerdWallet or the Company) committed to a restructuring plan, effective August 1, 2024, intended to reduce the Company’s operating expenses and better position the Company to execute its long-term strategic initiatives (the Restructuring Plan). The Restructuring Plan will reduce the size of the Company’s workforce by approximately 15% of its full-time employees as compared to its headcount as of December 31, 2023.
The Company expects to incur a total estimated pre-tax restructuring charge of approximately $8 million to $10 million in connection with the Restructuring Plan. This amount primarily consists of severance payments, employee benefits, and related expenses for impacted employees. The Company anticipates most of these charges will occur in the third quarter of fiscal year 2024, with the workforce reduction largely completed by the end of that quarter. The Company expects to realize approximately $30 million of annualized cost savings as a result of the Restructuring Plan.
The charges that the Company expects to incur and the savings the Company expects to realize are subject to several assumptions, including, but not limited to, compliance with legal requirements in various jurisdictions, the impact of the workforce reduction on our business results of operations, and future investment opportunities. Actual results may differ materially from the estimates disclosed above.
ABOUT NERDWALLET
NerdWallet (Nasdaq: NRDS) is on a mission to provide clarity for all of life’s financial decisions. As a personal finance website and app, NerdWallet provides consumers with trustworthy and knowledgeable financial information so they can make smart money moves. From finding the best credit card to buying a house, NerdWallet is there to help consumers make financial decisions with confidence. Consumers have free access to our expert content and comparison shopping marketplaces, plus a data-driven app, which helps them stay on top of their finances and save time and money, giving them the freedom to do more. NerdWallet is available for consumers in the U.S., United Kingdom, Canada and Australia.
“NerdWallet” is a trademark of NerdWallet, Inc. All rights reserved. Other names and trademarks used herein may be trademarks of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
(in millions, except per share amounts)	2024	2023		2024	2023
Revenue	$150.6	$143.3	5%	$312.5	$312.9	0%
Costs and Expenses:
Cost of revenue	14.9	13.1	14%	29.1	26.9	8%
Research and development	22.7	20.0	13%	43.4	39.5	10%
Sales and marketing	106.1	98.8	7%	214.0	220.5	(3%)
General and administrative	16.5	15.6	6%	31.9	31.0	3%
Total costs and expenses	160.2	147.5	9%	318.4	317.9	0%
Loss From Operations	(9.6)	(4.2)	129%	(5.9)	(5.0)	17%
Other income, net:
Interest income	1.5	0.8	98%	2.9	1.8	61%
Interest expense	(0.2)	(0.2)	13%	(0.4)	(0.4)	4%
Other losses, net	—	—	NM	(0.1)	(0.1)	16%
Total other income, net	1.3	0.6	112%	2.4	1.3	82%
Loss before income taxes	(8.3)	(3.6)	132%	(3.5)	(3.7)	(6%)
Income tax provision	1.1	7.1	(84%)	4.8	5.3	(9%)
Net Loss	$(9.4)	$(10.7)	(12%)	$(8.3)	$(9.0)	(8%)

Net Loss Per Share Attributable to Common Stockholders
Basic	$(0.12)	$(0.14)	(14%)	$(0.11)	$(0.12)	(8%)
Diluted	$(0.12)	$(0.14)	(14%)	$(0.11)	$(0.12)	(8%)

Weighted-average Shares Used in Computing Net Loss Per Share Attributable to Common Stockholders
Basic	77.9	76.8		77.5	76.3
Diluted	77.9	76.8		77.5	76.3

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited

(in millions)	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$113.8	$100.4
Accounts receivable—net	93.7	75.5
Prepaid expenses and other current assets	22.5	22.5
Total current assets	230.0	198.4
Property, equipment and software—net	48.9	52.6
Goodwill	111.5	111.5
Intangible assets—net	40.0	46.9
Right-of-use assets	6.0	7.2
Other assets	9.8	2.0
Total Assets	$446.2	$418.6
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10.1	$1.7
Accrued expenses and other current liabilities	43.8	35.6
Total current liabilities	53.9	37.3
Other liabilities—noncurrent	12.9	14.4
Total liabilities	66.8	51.7
Commitments and contingencies
Stockholders’ equity	379.4	366.9
Total Liabilities and Stockholders’ Equity	$446.2	$418.6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited

	Six Months Ended June 30,
(in millions)	2024	2023
Operating Activities:
Net loss	$(8.3)	$(9.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	24.1	23.9
Stock-based compensation	19.0	19.9
Deferred taxes	(0.2)	(0.3)
Non-cash lease costs	1.1	1.4
Other, net	0.3	1.2
Changes in operating assets and liabilities:
Accounts receivable	(18.4)	(6.4)
Prepaid expenses and other assets	0.2	(3.2)
Accounts payable	8.0	(1.9)
Accrued expenses and other current liabilities	8.3	(4.6)
Payment of contingent consideration	—	(14.0)
Operating lease liabilities	(1.7)	(1.5)
Other liabilities	0.5	0.9
Net cash provided by operating activities	32.9	6.4
Investing Activities:
Purchase of investment	(8.1)	—
Capitalized software development costs	(10.8)	(14.9)
Purchase of property and equipment	(0.3)	(0.4)
Net cash used in investing activities	(19.2)	(15.3)
Financing Activities:
Payment of contingent consideration	—	(16.9)
Proceeds from line of credit	—	7.5
Payments on line of credit	—	(7.5)
Proceeds from exercise of stock options	2.1	8.8
Issuance of Class A common stock under Employee Stock Purchase Plan	—	1.9
Repurchase of Class A common stock	(1.1)	(1.3)
Tax payments related to net-share settlements on restricted stock units	(1.4)	(0.5)
Net cash used in financing activities	(0.4)	(8.0)
Effect of exchange rate changes on cash and cash equivalents	0.1	0.1
Net increase (decrease) in cash and cash equivalents	13.4	(16.8)
Cash and Cash Equivalents:
Beginning of period	100.4	83.9
End of period	$113.8	$67.1

NON-GAAP FINANCIAL MEASURES
We use non-GAAP operating income (loss) and adjusted EBITDA in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our Board of Directors concerning our financial performance.
Non-GAAP operating income (loss): We define non-GAAP operating income (loss) as income (loss) from operations adjusted to exclude depreciation and amortization, and further exclude (1) impairment of right-of-use asset, (2) losses (gains) on disposals of assets, (3) change in fair value of contingent consideration related to earnouts, (4) deferred compensation related to earnouts, and (5) acquisition-related costs. We also reduce income from operations, or increase loss from operations, for capitalized internally developed software costs.
Adjusted EBITDA: We define adjusted EBITDA as net income (loss) from continuing operations adjusted to exclude depreciation and amortization, interest income (expense), net, provision (benefit) for income taxes, and further exclude (1) impairment of right-of-use asset, (2) losses (gains) on disposals of assets, (3) change in fair value of contingent consideration related to earnouts, (4) deferred compensation related to earnouts, (5) stock-based compensation, and (6) acquisition-related costs.
The above items are excluded from our non-GAAP operating income (loss) and adjusted EBITDA measures because these items are non-cash in nature, or because the amounts are not driven by core operating results and renders comparisons with prior periods less meaningful. We deduct capitalized internally developed software costs in our non-GAAP operating income (loss) measure to reflect the cash impact of personnel costs incurred within the time period.
We believe that non-GAAP operating income (loss) and adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results and in comparing operating results across periods. Moreover, non-GAAP operating income (loss) and adjusted EBITDA are key measurements used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. However, the use of these non-GAAP measures have certain limitations because they do not reflect all items of income and expense that affect our operations. Non-GAAP operating income (loss) and adjusted EBITDA have limitations as financial measures, should be considered as supplemental in nature, and are not meant as substitutes for the related financial information prepared in accordance with GAAP. These limitations include the following:
•Non-GAAP operating income (loss) and adjusted EBITDA exclude certain recurring, non-cash charges, such as amortization of software, depreciation of property and equipment, amortization of intangible assets, impairment of right-of-use asset, and (losses) gains on disposals of assets. Although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and non-GAAP operating income (loss) and adjusted EBITDA do not reflect all cash requirements for such replacements or for new capital expenditure requirements;
•Non-GAAP operating income (loss) and adjusted EBITDA exclude acquisition-related costs, including acquisition-related retention compensation under compensatory retention agreements with certain key employees, acquisition-related transaction expenses, contingent consideration fair value adjustments related to earnouts, and deferred compensation related to earnouts;
•Adjusted EBITDA excludes stock-based compensation, including for acquisition-related inducement awards, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy; and
•Adjusted EBITDA does not reflect interest income (expense) and other gains (losses), net, which include unrealized and realized gains and losses on foreign currency exchange, as well as certain nonrecurring gains (losses).
In addition, non-GAAP operating income (loss) and adjusted EBITDA as we define them may not be comparable to similarly titled measures used by other companies. Because of these limitations, you should consider non-GAAP operating income (loss) and adjusted EBITDA alongside other financial performance measures, including income (loss) from operations, net income (loss) and our other GAAP results.

We compensate for these limitations by reconciling non-GAAP operating income (loss) to loss from operations, and adjusted EBITDA to net loss, the most directly comparable respective GAAP financial measures, as follows:

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
(in millions)	2024	2023		2024	2023
Loss from operations	$(9.6)	$(4.2)	129%	$(5.9)	$(5.0)	17%
Depreciation and amortization	12.2	12.2	1%	24.1	23.9	1%
Acquisition-related retention	1.3	1.4	(11%)	2.5	2.8	(11%)
Acquisition-related expenses	0.1	—	NM	0.1	—	NM
Capitalized internally developed software costs	(6.7)	(8.9)	(24%)	(12.9)	(17.4)	(26%)
Non-GAAP operating income (loss)	$(2.7)	$0.5	NM	$7.9	$4.3	82%

Operating loss margin	(6%)	(3%)		(2%)	(2%)
Non-GAAP operating income (loss) margin[1]	(2%)	0%		3%	1%

Net loss	$(9.4)	$(10.7)	(12%)	$(8.3)	$(9.0)	(8%)
Depreciation and amortization	12.2	12.2	1%	24.1	23.9	1%
Stock-based compensation	10.3	11.3	(9%)	19.0	19.9	(4%)
Acquisition-related retention	1.3	1.4	(11%)	2.5	2.8	(11%)
Acquisition-related expenses	0.1	—	NM	0.1	—	NM
Interest income, net	(1.3)	(0.6)	122%	(2.5)	(1.4)	76%
Other losses, net	—	—	NM	0.1	0.1	16%
Income tax provision	1.1	7.1	(84%)	4.8	5.3	(9%)
Adjusted EBITDA	$14.3	$20.7	(31%)	$39.8	$41.6	(4%)
Stock-based compensation	(10.3)	(11.3)	(9%)	(19.0)	(19.9)	(4%)
Capitalized internally developed software costs	(6.7)	(8.9)	(24%)	(12.9)	(17.4)	(26%)
Non-GAAP operating income (loss)	$(2.7)	$0.5	NM	$7.9	$4.3	82%

Net loss margin	(6%)	(7%)		(3%)	(3%)
Adjusted EBITDA margin[2]	10%	14%		13%	13%
______________
(1)    Represents non-GAAP operating income (loss) as a percentage of revenue.
(2)    Represents adjusted EBITDA as a percentage of revenue.

FINANCIAL OUTLOOK
We are providing guidance for the third quarter of 2024:
•Revenue is expected in the range of $172-$180 million, up 15% year-over-year at the midpoint
•GAAP operating income (loss) is expected in the range of $(1)-$5 million
•Non-GAAP operating income is expected in the range of $17-$21 million
•Adjusted EBITDA is expected in the range of $30.5-$34.5 million
We expect a 2024 annual GAAP operating income (loss) margin in the range of (0.5%)-1.1% and non-GAAP operating income margin in the range of 5.75%-7%. We also expect a 2024 annual adjusted EBITDA margin in the range of 14.75%-15.75%.
NerdWallet has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted adjusted EBITDA within this communication because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, income taxes which are directly impacted by unpredictable fluctuations in the market price of the Company’s capital stock. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of NerdWallet’s control.
A reconciliation of forecasted operating income (loss) margin to forecasted non-GAAP operating income margin for forecasted full year 2024, and forecasted operating income (loss) to forecasted non-GAAP operating income for forecasted third quarter 2024 is as follows:

	Forecasted Full Year 2024	Forecasted Third Quarter 2024
(in millions)	Operating Income (Loss) Margin[1]	Operating Income (Loss)
GAAP	(0.5)-1.1%	$(1)-$5
Estimated adjustments for:
Depreciation and amortization	7.25-7.75%	12
Acquisition-related retention	0.7%	1
Restructuring	1.2-1.6%	8-10
Capitalized internally developed software costs	(3.25)-(3.75%)	(5)
Non-GAAP	5.75-7%	$17-$21
______________
(1)    Operating income (loss) margin represents forecasted operating income (loss) as a percentage of forecasted revenue. Non-GAAP operating income margin represents forecasted non-GAAP operating income as a percentage of forecasted revenue.
For more information regarding the non-GAAP financial measures discussed in this communication, please see “Non-GAAP Financial Measures” above.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements, including, but not limited to, the statements in the section titled “Financial Outlook.” In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
•the effect of macroeconomic developments, including but not limited to, inflation, high interest rates, tightening credit markets and general macroeconomic uncertainty on our business results of operations, financial condition and stock price;
•our expectations regarding our future financial and operating performance, including total revenue, cost of revenue, non-GAAP operating income (loss), adjusted EBITDA, and MUUs;
•our ability to grow traffic and engagement on our platform;
•our expected returns on marketing investments and brand campaigns;
•our expectations about consumer demand for the products on our platform;
•our ability to convert users into registered users and improve repeat user rates;
•our ability to convert consumers into matches with financial services partners;
•our ability to grow within existing and new verticals;
•our ability to expand geographically;
•our ability to maintain and expand our relationships with our existing financial services partners and to identify new financial services partners;
•our ability to build efficient and scalable technical capabilities to deliver personalized guidance and nudge users;
•our ability to maintain and enhance our brand awareness and consumer trust;
•our ability to generate high quality, engaging consumer resources;
•our ability to adapt to the evolving financial interests of consumers;
•our ability to compete with existing and new competitors in existing and new market verticals;
•our ability to maintain the security and availability of our platform;
•our ability to maintain, protect and enhance our intellectual property;
•our ability to identify, attract and retain highly skilled, diverse personnel;
•our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business;
•the sufficiency of our cash, cash equivalents, and investments to meet our liquidity needs;
•our ability to effectively manage our growth and expand our infrastructure and maintain our corporate culture;
•our ability to successfully identify, manage, and integrate any existing and potential acquisitions;
•our ability to achieve expected synergies, accretive value and other benefits from completed acquisitions; and
•the effect and scope of our workforce reduction, the amount and timing of related charges thereto, our ability to realize the expected cost savings and the expectations regarding the impact of said reduction on our business results of operations and future investment opportunities.
You should not rely on forward-looking statements as predictions or guarantees of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. These forward-looking statements are subject to risks, uncertainties and other factors that may cause actual results or outcomes to be materially different from any future results expressed or implied by these forward-looking statements, including those factors described in filings we make with the SEC from time to time.

The forward-looking statements made in this press release speak only as of the date hereof. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Investor Relations:
Caitlin MacNamee
ir@nerdwallet.com

Media Relations:
Sara Colvin
press@nerdwallet.com